As filed with the Securities and Exchange Commission on August 8, 2011

Registration No. 333-174892

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO.2 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FITS MY STYLE INC.
(Exact name of registrant as specified in its charter)

Nevada	7310	27-3440894
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Fits My Style Inc.

9A Yadin Igal St Ra'anana, Israel 43582
Tel + 972 9 7748757

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Copies to:
Vcorp Services, LLC	David Lubin & Associates, PLLC
5348 Vegas Drive	David Lubin, Esq.
Las Vegas, NV 89108	10 Union Avenue
Suite 5
Lynbrook, NY 11563

Tel: (702) 871 8678	Telephone No.: (516) 887-8200
(Name, address, including zip code, and telephone number, including area code, of agent for service)	Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public:
[From time to time after this registration statement becomes effective]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Stock	786,000	$0.05	$39,300	$4.55	(3)

(1)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(2)  The selling shareholders will offer their shares at $.05 per share.  The price of $0.05 is a fixed price at which the selling shareholders may sell their shares until the Company’s common stock is quoted on the Over-The-Counter (the “OTC”) Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.05 has been determined as the selling price based upon the original purchase price paid by the selling shareholders which was $0.05.  There is no public market for our securities. Our common stock is not traded on any exchange or quoted on the over-the-counter market. We intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for quotation on the OTC Bulletin Board.  We do not yet have a market maker who has agreed to file such application and there can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  We will not receive proceeds from the sale of shares from the selling shareholders.
(3)  Fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)
Dated [____] [__], 2011

PROSPECTUS

786,000 Shares of Common Stock

Our selling shareholders are selling up to 786,000 shares of common stock at a price per share of $0.05 until our shares are quoted on the Over-The-Counter (“OTC”) Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices. There is no public market for our securities. Our common stock is not traded on any exchange or quoted on the over-the-counter market. We intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.

We will not receive any of the proceeds from the offer and sale of the shares.  We will pay the expenses of this offering.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 5 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is [____] [__], 2011

TABLE OF CONTENTS

Prospectus Summary	3

Summary of Financial Information	4
Forward Looking Statements	5
Risk Factors	5
The Offering	10
Use of Proceeds	10
Determination of Offering Price	10
Dilution	10
Dividend Policy	11
Selling Security Holders	11
Plan of Distribution	13
Description of Capital Stock	15
Interest of Named Experts and Counsel	17
Business	17
Management's Discussion and Analysis or Plan of Operation	20
Management	24
Security Ownership of Certain Beneficial Owners and Management	25
Executive Compensation	26
Certain Relationships and Related Transactions	26
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	27
Legal Matters	27
Experts	27
Where You Can Find More Information	27

PROSPECTUS SUMMARY

This consolidated summary highlights the essential information contained within this prospectus and is intended to form an overview of Fits My Style Inc.’s technology, business objectives, ambitions and financial projections. The summary may not contain all the relevant information that may be important to you in formulating an investment decision and should be read in conjunction with the remainder of this prospectus, with particular consideration for the “Risk Factors”, financial statements, notes to the financial statements and the projections of performance when forming a view of the Company. All references to “we,” “us,” “our,” “our Company,” or “the Company” refer to Fits My Style Inc.

About Our Company

We were incorporated in July 2010 under the laws of the State of Nevada. Our principal executive offices are currently located at 9A Yadin Igal St Ra'anana, Israel 43582. Our telephone number is  972- 9- 774-8757. We are yet to initiate operations and are still in the process of technological development. We intend to develop a web service that will allow merchants' buyers simulate how particular merchandise would look at their home or office before making a purchase. We have not generated any revenue from operations to date and are a development stage company. We currently have no employees other than our two corporate officers.

If we are successful at developing our product, we intend to exploit advertising opportunities in retail shops and other consumer based establishments via digital media.

Our common stock has not previously been traded.  Consequently, like with any investment of this nature there is a significant degree of risk involved in our company.  There is a significant degree of risk inherent in our company, including, but not necessarily limited to the “Risk Factors” described herein. These should be considered before any investment decision is made.

Business

Our goal is to develop an interactive merchant-to-location suitability evaluation web service (the “web service”)  that will allow potential buyers to visualize how the merchandise would look like as if the product  was placed in their home, office or any other location before they actually purchase it. Once this technology is available we hope to make it accessible by a Smartphone application.

Web Service / Smartphone Application Functionality Description

The merchant-to-location suitability evaluation web service we are developing is planned tol be added to an existing vendor’s web site consisting of an online catalog of furniture, paintings, home décor accessories etc. When and if such web service is successfully developed, potential buyers will be able to browse through the catalog, select merchandise and customize color, finish and other options that the vendor’s website offers. Once developed, we hope that our web service will provide the potential buyer with an option to upload a previously taken photo of the location intended for the proposed purchase, and by using a set of user friendly tools, place the virtual merchandise onto the uploaded photo. The product could then be moved, scaled, and positioned anywhere over the photo to allow the potential buyer to experience how the merchandise would fit into or look like in the intended location. The Smartphone application we are aiming to develop will hopefully have the same functionality as the web service differentiated by the ability to upload a picture taken from the phone’s camera.

Our web service will not offer the ability to take the location photo. The photo needs to be taken, digitized and transferred to a computer with internet connectivity by the potential buyer and only then can be uploaded to the web service.

The development of the web-service is planned to be in stages. The first stage includes the development of a “Proof-of-Concept” website which is out-sourced to beIT Visual Communications Ltd, an Israeli company owned by our Chief Executive Officer (“beIT Visual Communications”). beIT Visual Communications will develop the “Proof-of-Concept” website for a total fixed cost of $10,000, pursuant to a Web Site Design Consultation Agreement (the “Web Site Design Agreement”) with the Company. beIT Visual Communications has recently finalized phases 1, 2 and 3 of Exhibit “A” in the Web Site Design Agreement for which it was paid  $5,000. We currently expect the development of the “Proof-of-Concept” website to be completed by January 2012. The “Proof-of-Concept” website will include the minimum functionality needed in order to display our concept and highlight the basic features which we are hoping to develop. The “Proof-of-Concept” website is not planned to be a mature product that can be marketed

The second stage will be to develop an advanced and feature rich version of the web-service that will include enhanced functionally and business logic. This stage is currently not planned to be outsourced and will require recruiting in-house development staff, renting adequate space and require major additional funding. During this second stage, we hope to develop a Beta Version to a level that is as close as possible  for public release. To achieve the utmost user experience, we are hoping to use Microsoft Photosynth technology or other comparable technology. The use of such technology is a crucial part of our development. Microsoft is currently offering commercial licenses for its Photosynth technology and we hope to be able to use it or other comparable technology when needed. We currently have no agreements for such technology. To cover some of the funding needed for the Beta version and further development we will need to raise additional capital by selling equity. We estimate that the development of the Beta Version will take approximately 12 to 18 months after we have completed the “Proof of Concept” website, raised the required capital and hired the staff needed. There can be no assurances that we will be successful in developing the product features that we envision or that we will be able to raise or obtain additional capital needed to effectuate our business plan.

The Offering

Common stock issued and outstanding before the offering	3,836,000 shares

Common stock offered by selling stockholders
786,000 shares.
The selling shareholders will offer their shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board and, thereafter they will be traded at a price dictated by market forces, or otherwise negotiated privately.

Common stock to be issued and outstanding before the offering	3,836,000 shares.

Use of proceeds	No proceeds shall be received by the Company from the sale of common stock.

Risk factors	The purchase of shares in this offering pose a substantial risk and consideration of the section entitled “Risk Factors” should be carefully reviewed and considered.

Market for securities
There is no public market for our securities. Our common stock is not traded on any exchange or quoted on the over-the-counter market. We intend to have a market maker file an application with FINRA for our common stock to be eligible for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Summary Financial Information for the Period July 26, 2010 (inception) to March 31, 2011

Statement of Operations Data: Operating Revenues	0

Income (loss) from Operations:	$(26,745)

Net Income (loss):	$(26,745)

Balance Data Sheet:	March 31, 2011

Total assets	$40,555

Total liabilities	$0

Stockholders’ Equity	$40,555

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events.  Although we believe that the expectations underlying our forward-looking statements are reasonable, these expectations may prove to be incorrect, and all of these statements are subject to risks and uncertainties. Therefore, you should not place undue reliance on our forward-looking statements. We have included important risks and uncertainties in the cautionary statements included in this prospectus, particularly the section called “Risk Factors” incorporated by reference herein. We believe these risks and uncertainties could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections or expectations prove incorrect, actual results, performance or financial condition may vary materially and adversely from those anticipated, estimated or expected. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

In forming an investment decision, careful consideration of the information described in this section as well as those disclosed in the remainder of this document is advised. While we seek to disclose all significant information relating to the Company, it is important to note that additional risks and uncertainties may not be known at this time.  Furthermore, certain risks may be ignored if they are considered to have no material consequence.

Significant risks as identified by us are described below. Should any of these theoretical possibilities occur, these may have a materially adverse affect on our business, financial condition, operation and results. Consequently, the value of common stock may decline and an investor could lose all or part of their investment. Such risks are described below:

Risks Related to Our Business and Industry

We expect losses in the future because we have no revenue to offset losses.

As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and implementation of our business plan. We have a net loss of $26,745  and net cash used by operations of $1,245 from July 26, 2010 (inception) through March 31, 2011. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We are a development stage company and have not commenced our planned principal operations.  The Company has no revenues and incurred a net loss of $26,745 during the period July 26, 2010 (inception) to March 31, 2011.  Furthermore, we anticipate generating losses for the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period July 26, 2010 (inception) to March 31, 2011. Our ability to continue as a going concern is dependent upon our ability to raise additional funds, either in the form of debt or equity or some combination thereof and/or achieve sufficient profitable operations. There is no assurance that the Company will be able to raise such funds or achieve such profitable operations.

Since our officers can work or consult for other companies, there can be a conflict of interest and their activities could slow down our operations.

Mr. Nir Bar, our president and also a member of our board of directors, is not required to work exclusively for us. He does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his other employment. His other activities may prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. We do not have any agreement with Mr. Bar regarding the services he is to provide to us.  It is expected that Mr. Bar will devote between 15 and 20 hours per week to our operations on an ongoing basis, and will devote full days and even multiple days at a stretch when required.

We have a limited operating history upon which to base an investment decision.

We are a start-up company that is in the initial stages of product development and has no track record in terms of operating history, revenue generation or profitability.  By virtue of this fact we do not have historic indicators by which to evaluate the reasonableness of our proposed objectives.  This is an uncertainty common across a majority of start-up enterprises and our prospects must be considered in this light.

We require significant capital that we can’t be certain to obtain.  Even if we do obtain financing our then existing shareholders may suffer substantial dilution.

Our capital requirements in connection with research and development, marketing and in-house operating expenses will be significant. Such funds may come from the sale of equity and/or debt securities and/or loans. Given existing difficulties in credit markets, no assurance can be given that funds will certainly be made available to us on terms we deem acceptable.  The inability to raise the required capital will restrict our ability to develop and market our product and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. We currently do not have any arrangements or agreements to raise additional capital. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our inability to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses may requires us to curtail or cease operations.

We have not had any revenues since our inception. Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in our having to curtail or cease operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations sufficient to sustain us. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern. Accordingly, our failure to generate sufficient revenues or to generate adequate capital could result in the failure of our business and the loss of your entire investment.

We are heavily dependant on management from an operational perspective.

We are dependent upon the services of our management to determine and implement our overall focus and strategy.  We rely on the decisions of management to be in our best interest.  However, like in any other business this is sometimes not the case, and to that extent, our commercial viability may be impaired.

We are exposed to the whims of industry.

A major part of the public release version of our Merchant-to-Location core development relies on a technology called Photosynth developed by  Microsoft which we have no contract with and is not bound to us by any means. If Microsoft chooses to cease the development and support of this technology and if we are unable to contract for comparable technology our development would be affected in a way that may lead us into a situation where we will not be able to deliver the product nor the services we intended to develop and harm our ability to execute our business plan. The “Proof-of-Concept” website however, which is being developed by beIT Visual Communications, will not require use of such technology.

We may fail in the development of our web service or to hire qualified people or to have the capital needed to develop final product and as a result our ability to execute our business plan may be negatively affected.

The development of our web service is complicated and our success cannot be guaranteed. Initial development of a preliminary proof-of-concept website is planned to be outsourced to a company controlled by our president Mr. Nir Bar. The development of a commercial version of our web service and the Smartphone application will require additional resources, hire in-house manpower, and raise substantial amount of additional capital. We cannot guarantee that we will be able to succeed in achieving all or any of these requirements. The immediate implication of such failure is a harmful impact in our ability to execute our business plan.

Since the agreement we have with a related party to develop our technology can be terminated at any time, we are vulnerable to not being able to have the technology developed.

Since we have no employees or contractors engaged to develop the web site and related technology, we rely solely on beIT Visual Communications Ltd., an Israeli company affiliated with an officer and director. Said agreement provides that the contractor can terminate the agreement at any time upon 45 days' notice, Furthermore, the term of the agreement is completed upon the earlier to occur of January 31, 2012 or when the scope of the engagement is completed. In either of these situations, the web site and related technology may not be completed yet we would not have the services of our contractor. This could result in the company not having a product to market

Our products may not achieve market acceptance.

We are planning to develop a web service offering capabilities that to our best knowledge do not currently exist in the market. Poor market acceptance of the web service and its features or other unanticipated events may result in lower revenues than anticipated, making anticipated expenditures on development, advertising and promotion not feasible.

Our web service may turn out to be unattractive, unneeded, or incomplete

We assume that there is a need and a market for the services planned to be offered by the web service we intend to develop. Those assumptions are not backed by any market or success potential research. Therefore there is a great uncertainty about what the results of our development would be. There may not be a market or a need for such services; the services may turn out to be business depressive to our potential clients; the services may be in complete requiring unplanned development. Those possibilities and others that we may not have projected could harm our ability to execute our business plan.

Failure to attract and retain qualified employees could harm our ability to execute our business plan.

To date, we have no employees other than our sole officer and we can provide no assurance we will be able to attract and retain qualified engineers while ensuring that labor costs will be kept low, or that, if they do increase, they can be matched by corresponding increases in revenues.

We do not have any protected intellectual property

We are not planning to develop any new technology or anything that we can claim intellectual property rights of. We are not planning to submit any patent applications for approval. Services similar to the ones offered by our web service may be easily used by potential competitors in their respective websites.

Intellectual property claims against us could be costly and could impair our business.

We believe that we do not infringe patents or other proprietary rights of third parties. However, there can be no assurance that third parties will not claim that our current or future developments infringe such rights of third parties. Any such claim, with or without merit, could result in costly litigation or require us to enter into royalty or licensing agreements in order to obtain a license to continue to develop and market the affected service. There can be no assurance that we would prevail in any such action or that any license (including licenses proposed by third parties) would be made available on commercially acceptable terms, if at all. If we become involved in litigation over proprietary rights, it could consume a substantial portion of our managerial and financial resources, which could have a material adverse effect on our business and financial condition.

We may not be able to compete with competitors, some of whom have greater resources and experience than we do

We see our development as a complementary service to any website selling online merchants. Although we do not view ourselves as a threat to any company, some companies may view our concept and services as a threat to them and could look for ways to prevent us from getting into the market or reduce our market share once created. Such companies can also develop more effectively alternate services and may be able to introduce such services into the market in favorable terms and using aggressive pricing or licensing policies, which may hinder our ability to penetrate the market.

If we are unable to obtain funding, our business operations will be harmed. Even if we do obtain financing our then existing shareholders may suffer substantial dilution.

We will require funds to develop the commercial version of our web service, create a marketing program and address all necessary concerns to achieve sales and income. We anticipate that may require additional capital to fund our operations for the next twelve months. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support our operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to develop and market our service and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. We currently do not have any arrangements or agreements to raise additional capital. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

We have not had any revenues since our inception. Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in our having to curtail or cease operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations sufficient to sustain us. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern. Accordingly, our failure to generate sufficient revenues or to generate adequate capital could result in the failure of our business and the loss of your entire investment.

Our business may at a later date transact internationally attracting currency risk that would have to be hedged.

Our initial operations will be based in Israel, a country whose principle dealings are transacted in New Israeli Shekels. This will incur risk, particularly as we are exposed to currency fluctuations inherent in international dealings. This may lead to significant gains or losses that do not represent operational performance in our financial results. We will try to manage this risk through adopting what we regard as the appropriate hedging instruments relevant to the volume and location of international business. The volume of international business is difficult to predict and hence the magnitude of this risk can not be accurately forecasted.

Our By-laws contain provisions indemnifying our officers and directors against certain expenses incurred by them.

Our By-laws provide for indemnification of our directors and officers for expenses they incur in such capacities as parties to litigation involving us, provided that such officer or director is not adjudged negligent in carrying out his or her duties as a director or officer.  In the event that an officer or director seeks indemnification under such provisions, we may incur significant legal and other costs.

Our charter documents do not contain explicit anti-takeover provisions, which could result in a change of our management and directors if there is a take-over of our Company.

We do not currently have a shareholder rights plan or any explicit anti-takeover provisions in our charter documents. The lack of explicit anti-takeover provisions in our charter documents makes a change in control of our Company easier to accomplish.

Risks Related to our Location in Israel

Conditions in Israel may impact on operational viability as well as market demand for our product.

We will initially be launching our product in Israel before rolling it out to other western nations including the US. This exposes us to the economic, political and military conditions in the country at any given time. Given the turbulent conditions inherent to the region, adverse conditions going forward are a realistic probability and might include:

•           Major hostilities involving Israel,
•           International boycotts of Israeli products and services, or
•           A significant downturn in the Country’s economic and financial conditions.

Since Israel’s inception in 1948 a number of conflicts have arisen with its Arab neighbors varying in intensity. It is not beyond reason that a significant escalation could ensue that could have a materially impact on our operations and performance that in turn would influence our share price.

Furthermore, there are a number of countries that boycott Israeli products and companies. This will inhibit sales opportunities in those countries.

Risks Related to this Offering

The price for common stock being offered has been arbitrarily determined.

The price of common stock in this offering has been arbitrarily determined and is not representative of our asset value. There has been no independent appraiser employed to determine the appropriate value at the date of issue and hence no assurance can be given that the offering price is fair and representative of the value of the investment. We recommend that any investor consult his own professional team to determine an independent opinion on value.

The shares are an illiquid investment and transferability of the shares is subject to significant restriction.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the FINRA OTC Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Our shares are likely to be subject to “penny stock” rules.

Penny stock rules are described by the SEC website as follows:

“The term “penny stock” generally refers to low-priced (below $5), speculative securities of very small companies. While penny stocks generally are quoted over-the-counter, such as on the OTC Bulletin Board or in the  Pink Sheets, they may also trade on securities exchanges, including foreign securities exchanges. In addition, penny stocks include the securities of certain private companies with no active trading market.

Before a broker-dealer can sell a penny stock, SEC rules require the firm to first approve the customer for the transaction and receive from the customer a written agreement to the transaction. The firm must furnish the customer a document describing the risks of investing in penny stocks. The firm must tell the customer the current market quotation, if any, for the penny stock and the compensation the firm and its broker will receive for the trade. Finally, the firm must send monthly account statements showing the market value of each penny stock held in the customer’s account.

Penny stocks may trade infrequently, which means that it may be difficult to sell penny stock shares once you own them. Because it may be difficult to find quotations for certain penny stocks, they may be impossible to accurately price. Investors in penny stocks should be prepared for the possibility that they may lose their whole investment.”

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE AMEX Equities exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Upon the effectiveness of the registration statement of which this prospectus is a part we will become a public company. We intend to register a class of securities under Section 12 of the Exchange Act promptly upon effectiveness of this registration statement on Form S-1, thereby being subject to the reporting requirements of the Exchange Act of 1934. As a result, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

THE OFFERING

This prospectus relates to the resale by certain selling shareholders of the Company of up to 776,000 shares of our common stock.  Such shares were offered and sold by us at a purchase price of $0.05 per share to the selling shareholders in private placements conducted in October through December 2010 pursuant to the exemptions from registration under the Securities Act provided by Regulation D and Regulation S of the Securities Act. As of December 31, 2010, the Company terminated the offering having sold 776,000 shares and raised $38,800 in gross proceeds.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock in this offering. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

DETERMINATION OF OFFERING PRICE

The price of common stock in this offering has been arbitrarily determined and is not representative of the asset value of the Company. There has been no independent appraiser employed to determine the appropriate value at the date of issue and hence no assurance can be given that the offering price is fair and representative of the value of the investment.
Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not yet  applied for listing or quotation on any public market.

DILUTION

The common stock to be sold by the selling shareholders is issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

DIVIDEND POLICY

We have not declared a tangible dividend since inception, nor do we intend to for the foreseeable future. Though we have placed no restrictions on the ability or limit of potential dividends paid to common shareholders, it is our stated intention to retain future earnings from operations to facilitate investment and expansion in our business. Future dividend policy will be determined by our board of directors from time to time.

SELLING SHAREHOLDERS

From October through December of 2010, we conducted a private placement whereby we offered and sold an aggregate of 776,000 shares of our common stock to 6 shareholders pursuant to an exemption from registration under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) and 35 shareholders pursuant to an exemption from registration under Regulation S of the Securities Act, for an aggregate consideration of $38,800, or $0.05 per share.  In addition, in December 2010 we issued to a consultant 10,000 shares of common stock for consideration of services rendered. The shares were valued at a price of $0.05 per share, the same price as in the private offering.

The table below lists our selling shareholders that are selling their securities. The table was generated on the assumption that all securities displayed are to be sold in this offering. However, any or all of the shares in this offering can be retained by the selling shareholders and consequently no meaningful forecast can be made of the number of securities that will be held by selling shareholders upon the termination of this offering. The selling shareholders will offer their shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board and, assuming this occurs, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. We believe that the selling shareholders listed in the table have sole voting and investment power with respect to the securities.  No selling shareholders are broker-dealers or affiliates of broker-dealers. Each of the selling shareholders has acquired his or her pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.   None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

	Shares of common	Total shares to be	Shares owned after offering (2)
Name of Selling Shareholder.	stock included in this prospectus (1)	registered pursuant to this offering	Number	% of total issued and outstanding (2)
Doron Marom	10,000	10,000	0	0
Meir Marom	20,000	20,000	0	0
Ron Chemi	10,000	10,000	0	*
Yaniv Aronowich	20,000	20,000	0	*
Avraham Yirmiyahu Elkus	15,000	15,000	0	*
Nir Servatka	10,000	10,000	0	*
Joe Yoav Grospa	10,000	10,000	0	*
Daniel Newfeld	20,000	20,000	0	*
Shai Weil	20,000	20,000	0	*
Zohar Lande	15,000	15,000	0	*
Arik Dejaldeti	20,000	20,000	0	*
Avi Strul	20,000	20,000	0	*
Haim Shukrum	20,000	20,000	0	*
Dan Toledano	20,000	20,000	0	*
Dor Evron	60,000	60,000	0	*
Miriam Har-Even	30,000	30,000	0	*
Yoav Schwalb	20,000	20,000	0	*
Orit Katzav	10,000	10,000	0	*
Nissim Sela	10,000	10,000	0	*
Avihu Grozky	10,000	10,000	0	*
Armand Toledano	20,000	20,000	0	*
Moria Schlussel	20,000	20,000	0	*
Revital Akerman	20,000	20,000	0	*
Tomer Yoel Schlussel	20,000	20,000	0	*
Abraham Haim Schlussel	20,000	20,000	0	*
Tal Cohen	20,000	20,000	0	*
Michael Kremer	20,000	20,000	0	*
Yehoshua Neeman	20,000	20,000	0	*
Tamar Zamir	10,000	10,000	0	*
Meir Dreifuss	20,000	20,000	0	*
Hedva Eisenreich	20,000	20,000	0	*
Shay Cheruty	20,000	20,000	0	*
Gilad Hirsch	20,000	20,000	0	*
Benzi Hirsch	20,000	20,000	0	*
Yechiel Newfeld	16,000	16,000	0	*
Ettiene Touzot	20,000	20,000	0	*
Seth Farbman	20,000	20,000	0	*
Eric Mark Susman	20,000	20,000	0	*
David Benishai	20,000	20,000	0	*
Marcel Kremer	20,000	20,000	0	*
Barry D. Gross	20,000	20,000	0	*
Uriel Levi	10,000	10,000	0	*

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1)  Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

(2)   Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 3,836,000 shares issued and outstanding as of  July 18, 2011.   We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board.

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered by this prospectus at prevailing market prices or privately negotiated prices. We will pay the expenses incurred to register the shares being offered by the selling shareholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales.  Any commission or discount will be negotiated immediately prior to the sale with the broker-dealer or agent. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;]
•	privately negotiated transactions; and
•	a combination of any such methods of sale.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling shareholder wants to sell shares of our common stock under this registration statement in the United States, the selling shareholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling shareholder will be able to advise a selling shareholder, which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling shareholder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling shareholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF CAPITAL STOCK

General

A description of the material terms of our capital stock is provided below. You may refer to our charter and by-laws included as exhibits to our registration statement on Form S-1 filed with the SEC  for the complete terms of such documents.

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share, all of which preferred stock will be undesignated.

As of July 18, 2011, we had issued and outstanding 3,836,000 shares of common stock that were held of record by 46 persons.  We have no outstanding options and warrants to purchase, or securities convertible into, shares of common stock.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have any cumulative voting rights. Holders of our common stock are entitled to receive proportionally any dividends declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our charter provides that we may issue up to 20,000,000 shares of preferred stock in one or more series as may be determined by our board of directors. Our board has broad discretionary authority with respect to the rights of any new series of preferred stock and may establish the following with respect to the shares to be included in each series, without any vote or action of the shareholders:

•	the number of shares;

•	the designations, preferences and relative rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences; and

•	any qualifications, limitations or restrictions.

We believe that the ability of our board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that may arise. The authorized shares of preferred stock, as well as authorized and unissued shares of common stock, will be available for issuance without action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Our board of directors may authorize, without shareholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of common stock. Although our board has no current intention of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt of us. Our board could also issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then-current market price. Any issuance of preferred stock therefore could have the effect of decreasing the market price of our common stock.

Our board of directors will make any determination to issue such shares based on its judgment as to our best interests of our Company and shareholders. We have no current plan to issue any preferred stock after this offering.

Registration Rights

No registration rights exist for our common shareholders.

Anti-Takeover Effects of Provisions of Nevada Law and Our Charter and By-Laws

The provisions of Nevada law and our By-laws may have the effect of delaying, deferring or preventing another party from acquiring control of our Company. These provisions, summarized below, may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Business Corporation Law

The Nevada Business Corporation Law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33 1/3%; 33 1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our Articles of Incorporation and By-laws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Articles of Incorporation and By-laws

Our Articles of Incorporation are silent as to cumulative voting rights in the election of our directors. Nevada law requires the existence of cumulative voting rights to be provided for by a corporation’s articles of incorporation.  As such, the combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of us by replacing our board of directors. Our Articles of Incorporation and By-laws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of us.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer, LLC , with an address at150 West 46th Street, 6th Floor, New York, NY 10036

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

BUSINESS

Business

We were incorporated in the State of Nevada on July 26, 2010. We are a development stage company and to date, have not generated any revenue from operations.

Our goal is to develop an interactive web service followed by a Smartphone application that will allow potential buyers to visualize how merchandise would look like as if the merchandise was placed in their home, office or any other location before they actually purchase the product.

Web Service / Smartphone Application Functionality Description

The Merchant-to-Location suitability evaluation web service we are developing is planned to be added to an existing vendor’s web site consisting of an online catalog of furniture, paintings, home décor accessories etc. We plan and hope that once our web service is developed, potential buyers would be able to browse through the catalog, select merchandise and customize color, finish and other options that the vendor’s website offers. Once developed, we hope that our web service will provide the potential buyer with an option to upload a previously taken photo of the location intended for the proposed purchase, and by using a set of user friendly tools, place the virtual merchandise onto the uploaded photo. The product could then be moved, scaled, and positioned anywhere over the photo to allow the potential buyer to experience how the merchandise would fit into or look like in the intended location. The Smartphone application we are aiming to develop will hopefully have the same functionality as the web service differentiated by the ability to upload a picture taken from the phone’s camera.

Our web service will not offer the ability to take  the location photo. The photo needs to be taken, digitized and transferred to a computer with internet connectivity by the potential buyer and only then can be uploaded to the web service.

The development of the web-service is planned to be in stages. The first stage includes the development of a “Proof-of-Concept” website which is out-sourced to beIT Visual Communications. beIT Visual Communications will develop the “Proof-of-Concept” website for a total fixed cost of $10,000, pursuant to the Web Site Design Consultation Agreement.. beIT Visual Communications  has recently finalized phases 1, 2 and 3 of Exhibit “A” in the Web Site Design Agreement for which it was paid $5,000. We currently expect the development of the “Proof-of-Concept” website to be completed by January 2012. The “Proof-of-Concept” website will include the minimum functionality needed in order to display our concept and highlight the basic features which we are hoping to develop. The “Proof-of-Concept” website is not planned to be a mature product that can be marketed.

The second stage will be to develop an advanced and feature rich version of the web-service that will include all the enhanced functionally and business logic. This stage is not currently planned to be outsourced and will require recruiting in-house development staff, renting adequate space and require major additional funding. During this second stage, we hope to develop a Beta Version that is as close as possible for public release. To achieve the utmost user experience, we are hoping to use Microsoft Photosynth technology or a comparable technology. The use of Photosynth technology or a comparable technology is a crucial part of our development. Microsoft is offering commercial licenses for its Photosynth technology and we hope to be able to use it or a comparable technology when needed.  We currently have no agreements for such technology.  To cover some of the funding needed for the Beta version and further development we will need to raise additional capital by selling equity. We estimate that the development of the Beta Version will take approximately 12 to 18 months after we have completed the “Proof of Concept” website, raised the required capital and hired the staff needed. There can be no assurance however that additional capital will be available to us.

Our Target Customers and Market

We will target furniture and home décor accessories manufacturers and retailers. The first stage would be to address those vendors who already have a website with an online catalog and offer to sell their merchandise online via their website. Their offerings will have the ability to perform a suitability check within their own website. Customers who already have an online catalog on their website will be able to integrate our merchant-to-location suitability evaluation web service into their existing website. Using our technology, potential buyers that are planning to purchase merchandise on the vendor’s website, will gain added assurance that the merchandise will further meet their expectations, and may reduce their uncertainties when deciding whether or not they should purchase the merchandise from the vendor’s website.

We believe that those vendors who will become our customers would benefit from the probable increase of online sales as a result of the buyer's increased certainty that the merchandise would meet their expectations, after seeing how the merchandise would look like in its designated location. We also believe that our web service could reduce costly merchandise returns due to the buyer's dissatisfaction originated by the merchandise being incompatible with the physical location the buyer intended for the merchant.

Distribution Methods

Our primary distribution method will be to sell our merchant-to-location suitability evaluation web service as an integrated service within our customers' (furniture or home décor accessories manufacturers and retailers) existing website. We see it as a premium upgrade to their online catalog that will offer not just a visual image of the merchandise, but will allow potential buyers to better comprehend how likely the merchandise would fit into its intended location, hence making the purchase decision easier.

We will have no business interaction with the potential buyers of the vendor’s website and most likely not generate any income from their purchases. We see in the service that we will be offering a major part of the future online-shopping purchasing process. If our service would be intuitive and prove to be worthy, we believe that potential buyers would prefer buying on a website incorporating our services rather than on a website that is not.

The profile of potential buyers ranges from students via newlywed couples to middle aged, middle class families that are computer and internet literate and have online-shopping experience. The potential buyers do not need any architectural or interior design knowledge, should be willing to explore new purchasing experiences and are looking for ways to improve their online-shopping experience.

We see as highly potential customers those manufacturers and retailers who do not have an online catalog; those with a catalog that is not current or difficult to maintain; or those that are looking to upgrade their catalog and make the next step into online sales. Using our services, those customers would have an intuitive and easy to operate topnotch online catalog. The catalog will offer their merchant in all its flavors and options and will obviously include the merchant-to-location suitability evaluation capabilities.

Another distribution method would be to approach customers who do not have a website, or do not have an online catalog in their website using email advertisements. Those customers will be able to have a mini-website that will include an online-catalog with their merchants and will offer the merchant-to-location suitability evaluation web service as well.

We plan to initiate our distribution methods by contacting websites that keep an “open minded” approach and are willingly accepting integration of new sales methods and technologies. We may even approach such websites while still in development phase to pursue field trials and have some install-base before we launch our final web service. Such an achievement will have a major effect on our distribution successfulness in the first stage.

Whether we will have field trials or not we will focus our distribution methods in companion with our potential clients to assist them in attracting new customers. Since we are building a complete brand that incorporates several lines of business which share the same need, we believe there is a great possibility that a customer may reach a certain retailer’s website simply because it offers our service. For example if a customer wishes to purchase a sofa in a certain website but can’t seem to find a matching Coffee Table, the next step the customer would do is to look for Coffee Tables within websites that offer our service, where he can simulate whether the Coffee Table matches the sofa or not, prior he moves on to other websites which do not offer our service.

The “Fits My Style” Brand consists of five sub-brands where each brand reflects the distinctive adaptation it contains to meet its targeting goals:

Fits My Home – Living room / dining room furniture, décor, accessories, etc.	Fits My Bath – Bath accessories, mirrors, decorative tiles, rugs, etc.	Fits My Kitchen – Islands, sideboards, cabinets, breakfast nooks, etc.

Fits My Garden – Benches, deep seating, swings, gazebos, etc.	Fits My Office – Executive, conference, waiting areas, home office, etc.

For each brand we have already purchased a domain name and each web service will offer the Fits My Style merchant-to-location core service with certain amendments that are required to achieve a compliant result.  The company holds the following domain names:

1.	fitsmystyle.com

2.	fitsmyhome.com

3.	fitsmybath.com

4.	fitsmykitchen.com

5.	fitsmyoffice.com

6.	fitsmygarden.com

7.	fitsmynursery.com

8.	fitsmyroom.com

9.	fitsmybed.com

10.	fitsmylifestyle.com

11.	fitsmyworld.com

12.	fitsmyneeds.com

We are currently using only the first six domains. Regarding the rest, we may or may not use them, but we will reserve them until we fully investigate whether or not we need and will be able to support specific requirements that may arise when targeting our merchant-to-location service to the specific merchants related to these domains.

Intellectual Property

We have not registered any patents covering our technology. Our only intellectual property consists of the twelve domain names indicated above. When the technology is completed, we will own the web service and will license it to our customers.

Competition

To our knowledge, currently there is no competition to our merchant-to-location suitability evaluation web service, which is a unique invention with various applications. The services that are available today and offer similar functionality are all based upon professional CAD (Computer Aided Design) software and require some knowhow and understanding in architectural design and plans reading. Using these services the user needs to primary design his room using the CAD tools available on the website and then drag on the design 3D models from a certain vendor’s predefined library. Those services do not make use of a non-professional photo taken using unprofessional equipment as a basis for their design. In addition, none of these websites offer the ability to place on the image merchants from various vendors. There can be no assurance, however, that similar products may not come to the market in the near future. There might be some competition to certain applications of the merchant-to-location suitability evaluation however.

 Government Regulation

To the best of our knowledge, we do not require any government approvals to conduct our business and the effects of any government regulation on our business are expected to be minimal and/or immaterial.

Employees

We have no full time employees at this time. All functions including development, strategy, negotiations and clerical are currently being provided by our officers on a voluntary basis. The development of our website is being done by a development company owned by our Chief Executive Officer.

Properties

The Company’s office is located at 9A Yadin Igal Street, Ra’anana, Israel. We are using such space which belongs to Nir Bar, who is a director and an officer of our Company, free of charge. We believe that this space will be sufficient until we open our first facility and need to hire employees. We do not own or lease any real property elsewhere.

Legal Proceedings

None.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

The following discussion and analysis should be read in conjunction with the audited financial statements and notes thereto included elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the present assessment by our management.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements” elsewhere in this prospectus.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with U.S. GAAP. In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events, and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time the consolidated financial statements are prepared. On a regular basis, management reviews our accounting policies, assumptions, estimates and judgments to ensure that our financial statements are presented fairly and in accordance with U.S. GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.  Our critical accounting policies are described in note 1 to our financial statements for the period ended March 31, 2011.

Plan of Operation

Over the next twelve months, the Company intends to focus on the following activities:
1)	Research and Development
a)
Alpha “Proof-of-Concept” Version - we are currently putting all our research and development efforts to develop a “Proof-of-Concept” website which includes some of the functionality we plan to include in our Merchant-to-Location web service final release.    The Proof-of-Concept version will include only the basic functionality of our Merchant-to-Location web service within a mockup website that we own, imitating a retail online store.. We plan to use the mockup website as a presentation tool to hopefully achieve business partnerships with select website owners that will hopefully agree to incorporate  future releases of our Merchant-to-Location web service in their website. The Proof-of-Concept will hopefully give us a better hands-on understanding of “real-world” needs and will be a platform for performing various evaluation tests of the web service capabilities.

The Proof-of-Concept version basically includes the minimum functionality needed to display our concept and it is planned to be masked as a Joe Doe online retail web store.
We currently expect the Proof-of-Concept website to be hopefully released towards the end of January 2012.

b)
Beta Version – Shortly after the Alpha release, we will focus on evaluating various alternatives for developing a more advanced and complete version of our merchant-to-location web service. New additions to this version would be its administrative back-office capabilities that relies heavily on the company’s business logic which we believe would mature once we establish partnerships with website owners and completely understand their needs. The Beta version will also include greater capabilities and many more features that will not be available in the “Proof-of-Concept” release. The release of the Beta version is not planned to be outsourced and will require recruiting in-house development staff, renting adequate space and require major additional funding. We estimate that the development of the Beta Version will take approximately 12 to 18 months after we have completed the “Proof of Concept” website, raised the required capital and hired the staff needed. There can be no assurance however that additional capital will be available to us.

c)
Public Release – The next phase would be to gather the knowhow and feedback from the trials conducted with the Beta version in order to construct a stable and mature Public Release version that will be marketed globally.

The Public Release is mentioned here but it is not planned to be executed within the twelve months period covered by this paragraph, it is here simply to completely closure the development roadmap.

2)	Sales and Marketing
a)
Trial Installations – We will focus our sales and marketing strategies to create business relations with website owners that offer to sale their merchants online in order to have field trials and some install-base. We will approach such website owners that keep an “open minded” approach and are willingly accepting new technologies and sales promotion aids. These installations would help us to better understand the market needs and by that helping us shape the final product to match those needs and avoid unnecessary development.

This phase is a crucial phase that reflects directly on our Research and Development roadmap. Failing to achieve such business relations may stall the development of our Beta Release.

b)
Soon after we have some trial installations and a clear picture of what will be included in the Beta / Final Release of our merchant-to-location web service, we plan to evaluate distribution methods and geographical markets and explore the following options in order to generate revenue:

i)
Signing long term agreements with website owners to adapt our technology and incorporate our web service into their website to become and integrated phase in the online purchase process available on their website.

ii)	Licensing our technology to software companies that develop shopping carts solution to incorporate our web service as an integral part of their solution

iii)	Licensing our technology to hosting companies offering turnkey ecommerce hosting packages.
3)	General and Administration
a)	In the next twelve months we plan to maintain a very low monthly burn rate until achieve some trial installations. The estimate budget for this duration is $40,000 constructed from the following:
i)	$10,000 – developing the proof-of-concept web service
ii)	$2,000 – hosting services, domain names maintenance and other IT requirements
iii)	$28,000 – costs associated with the status of public company including costs in connection with the filing of this S-1.

Results of Operations

As we were incorporated in July 2010, we have minimal operating history from which to report and have achieved no revenues since incorporation. As of March 31, 2011, we had a net loss of $26,745.

Research and Development

Research and development expenses during the period July 26, 2010 to March 31, 2011 amounted to $24,500 and relate to the assignment by our Chief Executive Officer of all of his rights in what is known as the Fits My Style products and invention.

General and Administrative

General and administrative expenses during the period July 26, 2010 to March 31, 2011 amounted to $2,245 and included costs in connection with the compensation of our director and of our consultant as well as incorporation expenses.

Liquidity and Capital Resources

As of March 31, 2011, we had total current assets of $40,555 and no liabilities. As of March 31, 2011, we had cash of $40,555.

Net cash used in operating activities as of March 31, 2011 was $1,245, cash provided by financing activities as of March 31, 2011 was $41,800, and consisted of funds raised in connection with the offering conducted by us in the last quarter of 2010 as well as funds invested by our founders.

From October through December of 2010, we conducted a private placement whereby we offered and sold an aggregate of 776,000 shares of our common stock to 6 shareholders pursuant to an exemption from registration under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) and 35 shareholders pursuant to an exemption from registration under Regulation S of the Securities Act, for an aggregate consideration of $38,800, or $0.05 per share.

As of March 31, 2011, we had a net loss of $26,745 and a deficit accumulated during the development stage of $26,745. This factor raises substantial doubt about our ability to continue as a going concern. While we have positive working capital at March 31, 2011, management expects that its current cash resources as well as expected lack of operating cash flows will not be sufficient to sustain operations for a period greater than one year.

The ability of the Company to continue as a going concern is dependent on management's plans, which include continuing to raise equity based financing as well as development of the business plan.

The Company believes that it will need approximately $40,000 to fund its expenses over the next twelve months. There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. The Chief Executive Officer has orally agreed to lend funds to the Company in the event capital is required for the operations of the Company. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

We currently have no commitments with any person for any capital expenditures.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements

MANAGEMENT

Directors and Executive Officers

The table below lists the names and ages of our board of directors and reveals the executive position held by each since incorporation.

Name	Age	Position
Nir Bar	38	President and Director

Guy Turnowski	36	Secretary and Director

Nir Bar

Mr. Nir Bar has been our director, President, Treasurer and co-founder since our incorporation in July 2010. Mr. Bar has over 15 years of experience in web marketing and interactive design in various companies. Between 1996 and 1998 Mr. Bar was a web designer and developer in a company called Vista Spinner in Netanya, Israel where he was designing and developing websites for various companies.
Between 1998 and 2001 Mr. Bar was a web master and senior applications architect at BATM Advanced Communication (LSE: BVC.L) where he was managing a web development team of 5 persons and was in charge of the corporate website, intranet and other web based management applications. During his work at BATM, Mr. Bar consulted companies such as IBM and 3M, which were BATM’s business partners, on how to implement web based management applications similar to the ones he developed for BATM.
Since 2001 Mr. Bar has been the owner and managing director of beIT Visual Communication Ltd., a marketing communication company in Israel.
Mr. Bar holds a communication design diploma from the Technion in Israel where he studied between 1995 until 1997.
We believe Mr. Bar's qualifications to sit on our board of directors and to serve as our President include his years of experience with managing web development teams and marketing major websites.

Guy Turnowski

Mr. Guy Turnowski, has been our director and secretary since August 2010.
In his current position, which he is holding since 2007, Mr. Turnowski is acting as a Client Relationship Manager for Dexia SA, a large international bank. In addition, Mr. Turnowski is part of the bank’s business development and new client recruitment team.
Between 2005 and 2007 Mr. Turnowski was a business analyst at Bank Leumi where he reviewed credit requests of leading companies, conducting credit risk assessments, and writing financial reviews.
During 2005 Mr. Turnowski was a business analyst at Dan and Bradstreet where he was conduction credit risk assessments of various companies.
Between 1995 and 2005 Mr. Turnowski held different positions, including some of which were commanding positions in the Israeli’s Security Agency.
Mr. Turnowski hold a BA in finance and management from Ramat-Gan College and an MA in Business from The College of Management (Michlala Leminhal).

We believe Mr. Turnowski's qualifications to sit on our board of directors and to serve as our Secretary includes his years of experience with financing and large scale business negotiation.

Board of Directors

Our board of directors is comprised of Mr. Nir Bar and Mr. Guy Turnowski.  Our board of directors has determined that Mr. Turnowski is an independent director as determined by the rules of the NASDAQ.  We do not currently have a standing audit, compensation or nominating committee.

Security Ownership for Certain Beneficial Owners and Management

The table below highlights the holding and relative percentages of the Company’s common stock, beneficially owned by:

all directors and nominees, naming them,

our executive officers, and

our directors and executive officers as a group, without naming them.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days through the exercise of any warrant, stock option or other right.  The stockholders named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Percentage of common stock beneficially owned before the offering is based on 3,836,000 shares of common stock issued and outstanding on July 18, 2011.

Name And Address Of Beneficial Owner	Title of Class	Amount And Nature of Beneficial Ownership	Percentage of Class
Nir Bar President, Treasurer and Director	Common Stock	490,000	12.8%

Guy Turnowski	Common Stock	10,000	*

Directors and executive officers as a group (2 persons)	Common Stock	500,000	13%

Orit Wolkin	Common Stock	850,000	22.2%

KAEYO Investments Ltd (1)	Common Stock	850,000	22.2%

Juemin Chu	Common Stock	850,000	22.2%

The Company has no other persons or groups known by us to own beneficially 5% or more of our common stock.

(1)
KAEYO Investments Ltd. is wholly owned by Mr. Yoel Neeman. Accordingly, Mr. Neeman may be deemed to beneficially own, and exercise sole voting and investment powers with respect to the common stock held by, KAEYO Investments Ltd.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (1) (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Nir Bar (President, Treasurer and Director)	2010	0	0			0	0	0	24,500	24,500

Guy Turnowski (Secretary and Director)	2010	0	0	500	(2)	0	0	0	0	500

(1)           Since our incorporation on July 26, 2010, Nir Bar has been our director, President, Treasurer and founder although we do not have an employment agreement with Mr. Bar. However, we are a party to a  website design consultation agreement, dated January 1, 2011, with beIT Visual Communications, an affiliate of Mr. Bar. During August 2010, Mr. Bar was issued 490,000 shares of our common stock in consideration for the assignment of all of his rights in what is known as the Fits My Style products and invention.  The shares are valued at $0.05 per share.

(2)           Since July 26, 2010, Guy Turnowski has been our Secretary and a director. We have a director services agreement with Mr. Turnowski. During August 2010, Mr. Turnowski was issued 10,000 shares of our common stock in consideration for his services as an officer of the Company. The shares are valued at $0.05 per share.

Since our incorporation on July 26, 2010, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

During the period from July 26, 2010 (inception) to March 31, 2011, our director, Guy Turnowski has received 10,000 shares as compensation for his services as a director,

No arrangements are presently in place regarding any additional compensation to directors for their services as directors or for committee participation or special assignments.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2010, by action taken by our board of directors, we issued 490,000 shares of our common stock to Nir Bar, our President, Treasurer and Director, in consideration for the assignment of all of his rights in what is known as the Fits My Style products and invention.

On January 1, 2011, we entered into a web site design consultation agreement with beIT Visual Communications., a company owned and controlled by our president and director, Mr. Bar. Pursuant to the agreement, beIT Visual Communications will be developing the Fits my Style proof-of-concept website for a fixed fee of $10,000. Mr. Bar negotiated the agreement on behalf of beIT Visual Communications, excusing himself from representing the Company in such negotiation while Yoel Neeman, the sole shareholder of KAEYO Investments Ltd., one of the founders of the Company, represented the Company. The term of the agreement is the earlier of (i) the completion of the scope of work, as described in the agreement, and (ii) January 31, 2012. Either party may terminate the agreement upon 45 days prior written notice. The agreement also provides that beIT Visual Communications will indemnify the Company for any liability resulting from the Company’s use of beIT Visual Communications’ work product up to an amount not to exceed the total compensation received by beIT Visual Communications under the agreement. As of July 15, 2011, $5,000 has been paid to beIT Visual Communications under the agreement.

In August 2010, by action taken by our board of directors, we issued 10,000 shares of our common stock to Guy Turnowski, our Director, in consideration for services to be rendered.

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFIFCATION FOR SECURITIES ACT LIABILITIES

The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or on behalf of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or on behalf of the corporation by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The Nevada Revised Statutes further provides that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation as a settlement, unless a court also determines that the officer or director is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

Our By-laws provide that we will indemnify our directors and officers as is permitted by Nevada law.  These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. We have been advised that, in the opinion of the SEC, indemnification of directors or officers for liabilities arising under the Securities Act is against public policy and, therefore, such indemnification provisions may be unenforceable.

LEGAL MATTERS

The validity of the shares of common stock we are offering will be passed upon for us by David Lubin & Associates, PLLC, Lynbrook, New York.

EXPERTS

The financial statements as of March 31, 2011 included in this prospectus have been audited by Berman & Company, P.A, an independent registered public accounting firm, as stated in their report, and have been so included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to our common stock offered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and the exhibits and schedules to the registration statement filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit are qualified in all respects by reference to the actual text of the exhibit. You may read and copy the registration statement, including the exhibits and schedules to the registration statement, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov, where you can electronically access the registration statement, including the exhibits and schedules to the registration statement.

Fits My Style, Inc.
(A Development Stage Company)
Financial Statements
March 31, 2011

CONTENTS

Page(s)

Report of Independent Registered Public Accounting Firm	F-3

Financial Statements:

Balance Sheet - As of March 31, 2011	F-4

Statement of Operations - From July 26, 2010 (inception) to March 31, 2011	F-5

Statement of Stockholders’ Equity - From July 26, 2010 (inception) to March 31, 2011	F-6

Statement of Cash Flows - From July 26, 2010 (inception) to March 31, 2011	F-7

Notes to Financial Statements	F-8 - F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Fits My Style, Inc.

We have audited the accompanying balance sheet of Fits My Style, Inc. (“the Company”) (a development stage company) as of March 31, 2011, and the related statements of operations, stockholders’ equity and cash flows for the period from July 26, 2010 (inception) to March 31, 2011. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fits My Style, Inc. as of March 31, 2011, and the results of its operations and its cash flows for the period from July 26, 2010 (inception) to March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $26,745 and net cash used in operations of $1,245 for the period ended March 31, 2011, and a deficit accumulated during the development stage of $26,745 at March 31, 2011. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
May 31, 2011

Fits My Style, Inc
(A Development Stage Company)
Balance Sheet
March 31, 2011

Assets

Current Assets
Cash	$40,555
Total Current Assets	40,555

Total Assets	$40,555

Stockholders' Equity

Stockholders' Equity:
Preferred stock, $0.001 par value; 20,000,000 shares authorized; none issued and outstanding	$-
Common stock, $0.001 par value, 200,000,000 shares authorized; 3,836,000 shares issued and outstanding	3,836
Additional paid-in capital	63,464
Deficit accumulated during the development stage	(26,745)
Total Stockholders' Equity	$40,555

See accompanying notes to financial statements

Fits My Style, Inc
(A Development Stage Company)
Statement of Operations
From July 26, 2010 (Inception) to March 31, 2011

Operating Expenses
Research and development	$24,500
General and administrative	2,245
Total Operating Expenses	26,745

Net loss	$(26,745)

Net loss per common share - basic and diluted	$(0.01)

Weighted average number of common shares outstanding during the period - basic and diluted	3,337,871

See accompanying notes to financial statements

Fits My Style, Inc
(A Development Stage Company)
Statement of Stockholders' Equity
From July 26, 2010 (Inception) to March 31, 2011

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Issuance of common stock for intellectual property - related party ($0.001/share)	490,000	$490	$24,010	$-	$24,500

Issuance of common stock to founders for cash ($0.001/share)	2,550,000	2,550	450	-	3,000

Issuance of common stock for services - related party ($0.001/share)	10,000	10	490	-	500

Issuance of common stock for cash ($0.05/share)	776,000	776	38,024		38,800

Issuance of common stock for services ($0.05/share)	10,000	10	490		500

Net loss for the period ended March 31, 2011	-	-		(26,745)	(26,745)

Balance - March 31, 2011	3,836,000	$3,836	$63,464	$(26,745)	$40,555

See accompanying notes to financial statements

Fits My Style, Inc
(A Development Stage Company)
Statement of Cash Flows
From July 26, 2010 (Inception) to March 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(26,745)
Adjustments to reconcile net loss to cash used in operating activities:
Stock issued for intellectual property - related party	24,500
Stock issued for services - related party	500
Stock issued for services	500
Net Cash Used In Operating Activities	(1,245)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	41,800
Net Cash Provided By Financing Activities	41,800

Net Increase in Cash	40,555

Cash - Beginning of Period	-

Cash - End of Period	$40,555

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Taxes	$-
Interest	$-

See accompanying notes to financial statements

Fits My Style, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011

Note 1  Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Fits My Style, Inc. (the "Company"), was incorporated in Nevada on July 26, 2010. The Company is headquartered in Israel.

The Company intends to develop a website that will allow buyers of furnishings to simulate how their home or office could look before making an in-store or on-line purchase to complete these spaces.

The Company’s fiscal year will be June 30.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise.  Activities during the development stage primarily include equity based financing, and the development of the business plan.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, or U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  The Company had no cash equivalents at March 31, 2011.

Fits My Style, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011

Earnings Per Share

Basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period.  Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At March 31, 2011, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Share-Based Payments

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

Research and Development

Research and development is expensed as incurred.

Income Taxes

The Company recognizes deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets. The Company would recognize interest and penalties related to unrecognized tax benefits in income tax expense. At March 31, 2011, the Company did not record any liabilities for uncertain tax positions.

Fits My Style, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011

Recent Accounting Pronouncements

There are no new accounting pronouncements that have any impact on the Company’s financial statements.

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $26,745 and net cash used in operations of $1,245 for the period ended March 31, 2011, and a deficit accumulated during the development stage of $26,745 at March 31, 2011.  In addition, the Company is in the development stage and has not yet generated any revenues.

While the Company has positive working capital at March 31, 2011, the Company expects that its current cash resources as well as expected lack of operating cash flows will not be sufficient to sustain operations for a period greater than one year.

The ability of the Company to continue as a going concern is dependent on Management's plans, which include continuing to raise equity based financing as well as development of the business plan.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 Stockholders’ Equity

From July 26, 2010 (inception) to March 31, 2011, the Company issued the following shares of common stock:

Transaction Type	Quantity of Shares	Valuation	Value per Share
Cash – related parties - founders	2,550,000	$3,000	$0.001
Cash – third parties	776,000	38,800	0.050
Services – related parties (1)	10,000	500	0.050
Services – third parties (2)	10,000	500	0.050
Intellectual property – related party – founder (3)	490,000	24,500	0.050
	3,836,000	$67,300	$0.001 – 0.050

Fits My Style, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011

(1)	Valuation based upon cash offering price paid by founders on same date.
(2)	Valuation based upon recent cash offering price to third parties.
(3)	The Company issued these shares of common stock, to its Chief Executive Officer and Director, for the acquisition of certain intellectual property (“IP”).

Under Staff Accounting Bulletin Topic 5(G), “Transfers of Nonmonetary Assets by Promoters or Shareholders”, the patent was contributed to the Company at its historical cost basis of $0, as determined under generally accepted accounting principles.  The Company has expensed this stock issuance as a component of research and development.

The Company also considered the valuation of the IP, whereby these assets had never been previously developed for commercialization.  The IP acquired will be used by the Company in the attempt of furthering the business plan.

Note 5 Income Taxes

The Company has a net operating loss carryforward for tax purposes totaling approximately $2,000 at March 31, 2011, expiring through 2031.

Significant deferred tax assets at March 31, 2011 are approximately as follows:

Gross deferred tax assets:
Net operating loss carryforwards	$1,000
Total deferred tax assets	1,000
Less: valuation allowance	(1,000)
Net deferred tax asset recorded	$-

The valuation allowance at July 26, 2010 (inception) was $0.  The net change in valuation allowance during the period ended March 31, 2011 was an increase of approximately $1,000.  In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of March 31, 2011.

Fits My Style, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011

The actual tax benefit differs from the expected tax benefit for the period ended March 31, 2011 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and a state rate of 10%, due to the Company being headquartered in Israel, for a blended rate of 40.6%) as follows:

Expected tax expense (benefit) - Federal	$(8,000)
Expected tax expense (benefit) - State	(3,000)
Non-deductible stock compensation	10,000
Change in valuation allowance	1,000
Actual tax expense (benefit)	$-

The Company believes that until operations commence, the estimate of 10% for state income taxes is a reasonable estimate. The Company is not yet able to determine where it will do business, as operations are expected to occur on an international basis.

Note 6 Fair Value

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

●Level 1 – quoted market prices in active markets for identical assets or liabilities.

●Level 2 - inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

 ●Level 3 – unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

At March 31, 2011, the Company has no instruments that require additional disclosure.

Fits My Style, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011

Note 7 Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 8 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of March 31, 2011 and May 31, 2011, the date the financial statements were issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure have been made.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table summarizes the estimated expenses, other than underwriting commissions that we will incur in connection with this offering.

Amount ($)
Securities and Exchange Commission registration fee	4.55
Legal fees and expenses	6,000.00
Accounting fees and expenses	5,000.00
Transfer agent and registrar fees and expenses	3,000.00
Miscellaneous	2,000.00
Total	16,004.55

Item 14.  Indemnification of Directors and Officers.

The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or on behalf of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or on behalf of the corporation by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The Nevada Revised Statutes further provides that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation as a settlement, unless a court also determines that the officer or director is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

Our By-laws provide that we will indemnify our directors and officers as is permitted by Nevada law.  These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. We have been advised that, in the opinion of the SEC, indemnification of directors or officers for liabilities arising under the Securities Act is against public policy and, therefore, such indemnification provisions may be unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

In August 2010, by action taken by our board of directors, we issued 490,000 shares of our common stock to Nir Bar, our President, Treasurer and Director, in consideration for the assignment of all of his rights in what is known as the Fits My Style products and invention. As an officer and a director of the Company, Mr. Bar had access to the information which would be required to be included in a registration statement.  The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation S promulgated by the Securities and Exchange Commission and did not involve a public offering.

In August 2010, by action taken by our board of directors, we issued 10,000 shares of our common stock to Guy Turnowski, our Director, in consideration for services rendered. As a director of the Company, Mr. Turnowski had access to the information which would be required to be included in a registration statement The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation S promulgated by the Securities and Exchange Commission and did not involve a public offering.

In August 2010, we issued 2,550,000 shares of our common stock to three co-founding shareholders of our corporation, all of whom were accredited investors and all of whom represented that they acquired the shares for their own account for investment and not with a view to distribution or present intent towards resale in consideration for an aggregate of $3,000. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 under Regulation D, or Regulation S promulgated by the Securities and Exchange Commission and did not involve a public offering.

Between October, November and December of 2010, we conducted a private placement whereby we sold an aggregate of 776,000 shares of our common stock to the selling shareholders, which included 6 selling shareholders who were accredited investors and who purchased for the subscriber’s account and not with a view toward a distribution or intent to resell or distribute pursuant to an exemption from registration under Rule 506 under Regulation D of the Securities Act and 35 selling shareholders who were not U.S. persons and who acquired the shares for their own account not on account of any U.S. person and without a present intent to resell or distribute pursuant to an exemption from registration under Regulation S of the Securities Act, for an aggregate consideration of $38,800, or $0.05 per share and did not involve a public offering.

In December 2010 we issued to a consultant of our company 10,000 shares of our common stock in consideration for services rendered. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation S promulgated by the Securities and Exchange Commission and did not involve a public offering.

Item 16.  Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
Number	Document
3.1	Articles of Incorporation. (1)
3.2	By-laws. (1)
4.1	Form of Regulation D Subscription Agreement. (1)
4.2	Form of Regulation S Subscription Agreement. (1)
5.1	Opinion of David Lubin & Associates, PLLC. (1)
10.1	Intellectual Property Assignment Agreement between the registrant and Mr. Nir Bar (1)
10.2	Web Site Design Consultation Agreement between the registrant and beIT Visual Communications Ltd. (1)
23.1	Consent of David Lubin & Associates, PLLC (contained in Exhibit 5.1) (1)
23.2	Consent of Berman & Company, P.A, independent registered public accounting firm. *

*  Filed herewith
(1) Incorporated by reference to the corresponding exhibit to the Company’s registration statement on Form S-1 filed with the SEC on June 14, 2011.

(b) Financial Statement Schedules

None.

Item 17.  Undertakings.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ra’anana, State of Israel, on  August 8, 2011

FITS MY STYLE INC.

By: /s/ Nir Bar
Nir Bar
President (principal executive and financial officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nir Bar	President, Treasurer and a Director	August 8, 2011
Nir Bar	Principal Executive, Financial and Accounting Officer

/s/ Guy Turnowski	Director
Guy Turnowski		August 8, 2011